EXHIBIT 10.3

                            NSC CONSULTING AGREEMENT


This Consulting Agreement (this "Agreement") is entered into as of August 1, 2001, by and between National Scientific Corporation, a Texas Corporation (the "Company"), and Dr. El-Badawy El-Sharawy (the "Consultant").

                                    RECITALS

1. Consultant has expertise in the area of the Company's business and is willing to provide consulting services to the Company.


2. The Company is willing to engage Consultant as an independent contractor, and not as an employee, on the terms and conditions set forth herein.

                                    AGREEMENT

In consideration of the foregoing and of the mutual promises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

     1.   ENGAGEMENT.

          a. The Company hereby engages Consultant to render, as an independent contractor, the consulting services described in Exhibit A hereto and such other services as may be agreed to in writing by the Company and Consultant from time to time.

          b. Consultant hereby accepts the engagement to provide consulting services to the Company on the terms and conditions set forth herein.

     2. TERM. This Agreement will commence on the date first written above, and unless modified by the mutual written agreement of the parties, shall continue until the satisfactory completion of the services set forth in Exhibit A, or for a period of two (2) years from the date of this Agreement, whichever is shorter. Company may terminate this Agreement upon 30 days written notice to Consultant.

     3.   COMPENSATION.

          a. In consideration of the services to be performed by Consultant, the Company agrees to pay Consultant in the manner and at the rates set forth in Exhibit A.

          b. Out of pocket expenses incurred by Consultant that are authorized in advance by the Company's Project Manager as describe din Exhibit A, and incurred and documented in accordance with the Company's published polices regarding out-of-pocket expenses, shall be reimbursed by Company to Consultant, as further defined in Exhibit A.

     4.   CONSULTANT'S BUSINESS ACTIVITIES.

          a. Consultant shall devote such time, attention and energy to the business and affairs of the Company as requested by the Company, and in any event no less than the average amount of contact time specified in Exhibit A hereto.


                        NSC CONSULTING AGREEMENT: Page 1

          b. Consultant shall keep and periodically provide to the Company a log describing the contract hours by Consultant, as defined in Exhibit A.

          c. Consultant shall provide first right of refusal to the Company for any Invention or proposal to create an Invention that relates directly to the work defined in Exhibit A.

          d. Consultant will be free to take any written proposal which the Consultant has presented to the Company that the Company has rejected or otherwise not acted upon for a period of 6 months after date of receipt, so long as this proposal does not contain information that would be defined as Confidential to the Company prior to the delivery of the proposal. "Acted" in this section only shall mean, "requested service related to the proposal, and paid for such service."

     5. CONFIDENTIAL INFORMATION AND ASSIGNMENTS. Consultant is simultaneously executing a Confidential Information and Invention Assignment Agreement for Consultants in the form of Exhibit B (the "Confidential Information and Invention Assignment Agreement"). The obligations under the Confidential Information and Invention Assignment Agreement shall survive termination of this Agreement for any reason for a period of 5 years.

     6.   INTERFERENCE WITH THE COMPANY'S BUSINESS.

          a.   Notwithstanding  any other  provision  of this  Agreement,  for a period of one year after termination of this Agreement, Consultant shall not employ, solicit for employment, or advise or recommend to any other person that such other person employ or solicit for employment, any person employed or under contract (whether as a consultant, employee or otherwise) by or to the Company during the period of such person's association with the Company and one year thereafter.

          b. Notwithstanding any other provision of this Agreement, and to the fullest extent permitted by law, for a period of one year after termination of this Agreement, Consultant shall not directly solicit any clients or customers of the Company without first notifying the Company in writing. The Company has the right to request that the Consultant not pursue a given project with a given client or customers of the Company is such an action would he directly harmful or damaging to current active Company interests with that client or customer. The Consultant may not unreasonably refuse this request, and the Company shall not make such a request unless the potential for damage to the Company is clear and significant.

     7. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants (i) that Consultant has no known obligations, legal or otherwise, inconsistent with the terms of this Agreement or with Consultant's undertaking this relationship with the Company, (ii) that the performance of the services called for by this Agreement do not and will not knowingly violate any applicable law, rule or regulation or any proprietary or other right of any third party, (iii) that Consultant will not use in the performance of his responsibilities under this Agreement any confidential information or trade secrets of any other person or entity and (iv) that Consultant has not entered into or will enter into any agreement in conflict with this Agreement.

     8. ATTORNEY'S FEES. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to litigation to enforce this Agreement, the party or parties prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys' fees and costs in such litigation from the party or parties against whom enforcement was sought.

     9. ENTIRE AGREEMENT. This Agreement, contains the entire understanding and agreement between the parties hereto with respect to its subject


                        NSC CONSULTING AGREEMENT: Page 2
          matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

     10. AMENDMENT. This Agreement may be amended only by a writing signed by Consultant and by a representative of the Company duly authorized.

     11. SEVERABILITY. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

     12. NONWAIVER. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an executive officer of the Company or other person duly authorized by the Company.

     13. AGREEMENT TO PERFORM NECESSARY ACTS. Consultant agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

     14. ASSIGNMENT. This Agreement may not be assigned by Consultant without the Company's prior written consent. This Agreement may be assigned by the Company in connection with a merger or sale of all or substantially all of its assets, and in other instances with the Consultant's consent which consent shall not be unreasonably withheld or delayed.

     15.  COMPLIANCE  WITH  LAW.  In  connection  with  his  services   rendered
          hereunder, Consultant agrees to abide by all federal, state, and local laws, ordinances and regulations.

     16. INDEPENDENT CONTRACTOR. The relationship between Consultant and the Company is that of independent contractor under a "work for hire" arrangement. All work product developed by Consultant shall be deemed owned and assigned to Company. This Agreement is not authority for Consultant to act for the Company as its agent or make commitments for the Company unless authorized explicitly in writing by the Company to make such a specific commitment. Consultant will not be eligible for any employee benefits, nor will the company make deductions from fees to the consultant for taxes, insurance, bonds or the like. Consultant retains the discretion in performing the tasks assigned, within the scope of work specified.

     17. TAXES. Consultant agrees to pay all appropriate local, state and federal taxes.

     18. GOVERNING LAW. This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of Arizona.


                        NSC CONSULTING AGREEMENT: Page 3

Agreed to this date, 8/1/2001, in Phoenix, Arizona.


National Scientific Corporation            Dr. El-Badawy El-Sharawy


By:    /s/ Michael A. Grollman             By:    /s/ Dr. El-Badawy El-Sharawy
       ------------------------------             ------------------------------

Name:  Michael A. Grollman                 Name:  Dr. El-Badawy El-Sharawy
       ------------------------------             ------------------------------

Title: CEO                                 Title: Consultant
       ------------------------------             ------------------------------




                        NSC CONSULTING AGREEMENT: Page 4

                                    Exhibit A


1.   DESCRIPTION OF SERVICES TO BE RENDERED


FIRST AREA: The Consultant shall provide consulting expertise in the area of electronic device and system design, manufacture, and testing, including resonators, inductors, transformers, HBT's, Distributed Amplifiers, memory designs including TMOS SRAM cell design. The deliverables for this area of work will vary on a month-to-month basis, and will be assigned by a designated project manager from the Company. This project manager will initially be Graham Clark, although the Company may change this assignment at any time by giving 7 days notice. Deliverables requested will be produced in a timely way with good quality, and include but are not limited to new designs, patent support materials, diagrams, test results, device prototypes, studies, and direct telephone or contact consulting hours. In addition to other deliverables, the Consultant will provide a monthly time report showing his activities, which upon approval by the project manager will form the basis calculation of compensation.


SECOND AREA: The Company specifically requests support in securing a patent on a mask device to be used in optimizing projection equipment. This device is the same device the parties have had under discussion for a number of years. The deliverables for this effort are a completed patent application, and those other documents as may be required to support the licensing of this patent to third parties.

2.   MONTHLY COMPENSATION

For the First Area listed above, the Company will pay a $125 per contact hour of approved and documented work. The Company will pay each month of minimum retainer of $2000 per month in cash and $1000 per month in Stock Options (as defined below under "Stock Compensation"). The Consultant will receive this no less than this minimum retainer payment per month, even if the Consultant has not reported sufficient hours to generate that retainer when calculated on a hourly basis. However, the Consultant will only be paid the retainer upon submission and approval of his time report each month for contact hours.

Although the actual hours worked by the Consultant are expected to vary from month to month, the Company expects the Consultant on the average to deliver the Minimum Time To Be Expended as defined in (3) below. This amount may be increased or decreased by the Company based on as the Consultant's ability to deliver work or hours to the Company, or based on the current financial or business requirement of the Company.

For the Second Area listed above, the Company will pay the an additional 10% of net-of-company's-cost license fees generated and collected by this patent for the Company, up to a maximum payment of $2,000,000.

For purposes of this Agreement, "net-of-company's-cost license fees" shall mean the revenue derived by the Company from the sale of the technology product using the IP, less the cost of goods sold to have the product manufactured (if the Company manufactures it), and less the cost paid to other licensed holders whose products are used in the manufacture of the product, and less direct costs associated with achieving, supporting and maintaining the patent or intellectual property, including associated legal costs and any testing or development expenses associated with developing and proving the specific invention in question. Specifically excluded from "net-of-company's-cost license fees" calculation are such items as Company overhead, staff salaries, rent, utilities, and other general costs of operating the business that are not directly tied to the commercial exploitation of a specific license.


                        NSC CONSULTING AGREEMENT: Page 5

3.   MINIMUM TIME TO BE EXPENDED

The Company expects an average 3 contact hours per week of time from the Consultant during the academic year, 5 contact average hours per week from the Consultant during the summer. The Consultant with also provide an unspecified number of non-contact Consulting hours on an as-needed basis.

4. PAYMENT TERMS

Payment to the Consultant will be net 7 business days or sooner from receipt by the accounting department of an approved time report.


                        NSC CONSULTING AGREEMENT: Page 6

5.   SPECIAL BONUS COMPENSATION

After the filing and upon the award and issue of any new patents for which the Consultant has been the primary inventor and which have been filed according to the Company's standard approved procedures for filing, other than for the Mask Patent whose compensation is described separately under Compensation, the Company will pay the Consultant a bonus based on the mutually agreed value of the patent to the Company. This value agreement will fall into the following categories:

------------------------ ---------------------- --------------------- ---------------------- ----------------------
                         Class A                Class B               Class C                Class D
------------------------ ---------------------- --------------------- ---------------------- ----------------------
Description              This patent is         This patent is        This patent is         This patent is
                         expected to have       expected to have      expected to have       expected to have
                         major and dramatic     significant effects   significant effects    some effects on the
                         effects on the         on the technology     on the technology      technology
                         technology             marketplace, and to   marketplace, and to    marketplace, and to
                         marketplace, and to    generate revenues     generate revenues to   generate revenues to
                         generate revenues to   to the Company in     the Company in its     the Company in its
                         the Company in its     its first 5 years     first 5 years from     first 5 years from
                         first 5 years from     from date of issue    date of issue of       date of issue of
                         date of issue of       of more than          more than $10,000,000  more than $2,000,000
                         more than              $25,000,000
                         $100,000,000
------------------------ ---------------------- --------------------- ---------------------- ----------------------

Cash Portion of Bonus    $50,000                $25,000               $5,000                 $1000
------------------------ ---------------------- --------------------- ---------------------- ----------------------

Stock Option             $200,000               $100,000              $50,000                $10,000
Portion of Bonus
------------------------ ---------------------- --------------------- ---------------------- ----------------------

% of company's           8%                     4%                    1%                     0%
net-of-cost license
fees generated and
collected by this
patent for the Company
------------------------ ---------------------- --------------------- ---------------------- ----------------------

In no case will be total special bonus paid for any one patent exceed $5,000,000. In the event that the Company and the Consultant cannot reasonably agree on the Class of a given patent, the Company's estimate will be used until the actual market impact and revenues can be measured over an extended period of time, at which point the Consultant may request a change in bonus Class, which the Company shall not unreasonably withhold. If a patent is awarded which is less in impact and revenue than the Class D above, no bonus will be paid.

6.   STOCK COMPENSATION

For purposes of this agreement, for Compensation to be provided in Stock Options, the Company will take the average closing price of NSCT common stock for the last 5 trading days before the end of a period, and this will be called the current share price of NSC stock. The Company will issue stock options at 75% of the value of this figure, with a one-year vesting period, which starts on the date of issue. In order to compute the number of options to be granted at this discount, the "Stock Option Dollars" shown in the table will be multiplied by 4. By way of example of not of limitation, to pay $1000 in stock option compensation if the NSCT share price is $1.00, the Company will issue 4000 options at $0.75 each.

Although stock option compensation will be earned monthly, all options contracts will be issued calculated quarterly for value accumulated during the previous 3 months, and will begin their vesting period on that date.


                        NSC CONSULTING AGREEMENT: Page 7

7.   TRAVEL EXPENSES

When Consultant is requested in writing to travel exclusively on Company business, the Consultant will be reimbursed for his reasonable travel expenses as per the then-current Standard Company Expense Reimbursement Policy, a copy of which is maintained on the Company's primary internal web server for easy reference. Any hours spent traveling shall be billed to the Company at 1/2 of the normal hourly rate. When the Consultant is traveling for any purpose other than on exclusive Company business, no reimbursement will normally be provided for any travel expenses or travel time. Exceptions to this require a written approval by the project manager, and approved in writing by the CFO of National Scientific.



                        NSC CONSULTING AGREEMENT: Page 8

                                    Exhibit B

CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT FOR CONSULTANT

This   CONFIDENTIAL   INFORMATION  AND  INVENTION   ASSIGNMENT   AGREEMENT  (the
"Agreement")  is  made  between  National   Scientific   Corporation,   a  Texas
Corporation (the "Company") and the undersigned consultant.

In consideration of my relationship with the Company (which for purposes of this Agreement shall be deemed to include any subsidiaries or Affiliates of the Company), the receipt of confidential information while associated with the Company, and other good and valuable consideration, I, the undersigned individual, agree that:

1. TERM OF AGREEMENT. This Agreement shall continue in full force and effect for the duration of my relationship with the Company and shall continue thereafter until terminated through a written instrument signed by both parties.

2.   CONFIDENTIALITY.

(a) DEFINITIONS. "Proprietary Information" is all information and any idea whatever form, tangible or intangible, pertaining in any manner to the business of the Company, or any of its Affiliates, or its employees, clients, consultants, or business associates, which was produced by any employee or consultant of the Company in the course of his or her employment or consulting relationship or otherwise produced or acquired by or on behalf of the Company. All Proprietary Information not generally known outside of the Company's organization, shall be deemed "Confidential Information." By example and without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to:

(1) formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;

(2) information about costs, profits, markets, sales, contracts and lists of customers, and distributors;

(3) business, marketing, and strategic plans;

(4) forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics and agreements; and

(5) employee personnel files and compensation information.

Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential Information by the Company.

(b) EXISTENCE OF CONFIDENTIAL INFORMATION. The Company owns and has developed and compiled, and will develop and compile, certain trade secrets, proprietary techniques and other Confidential Information which have great value to its


                        NSC CONSULTING AGREEMENT: Page 9
business. This Confidential Information includes not only information disclosed by the Company to me, but also information developed or learned by me during the course of my relationship with the Company.

(c) PROTECTION OF CONFIDENTIAL INFORMATION. I will not use, make available, sell, disclose or otherwise communicate to any third party, other than in my assigned duties and for the benefit of the Company, any of the Company's Confidential Information, either during or after my relationship with the Company. In the event I desire to publish the results of my work for the Company through literature or speeches, I will submit such literature or speeches to the President of the Company at least 10 days before dissemination of such information for a determination of whether such disclosure may alter trade secret status, may be prejudicial to the interests of the Company, or may constitute an invasion of its privacy. I agree not to publish, disclose or otherwise disseminate such information without prior written approval of the President of the Company. I acknowledge that I am aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

(d) DELIVERY OF CONFIDENTIAL INFORMATION. Upon request or when my relationship with the Company terminates, I will immediately deliver to the Company all copies of any and all materials and writings received from, created for, or belonging to the Company including, but not limited to, those which relate to or contain Confidential Information.

(e) LOCATION AND REPRODUCTION. I shall maintain at my workplace only such Confidential Information as I have a current "need to know." I shall return to the appropriate person or location or otherwise properly dispose of Confidential Information once that need to know no longer exists. I shall not make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need of the Company for reproduction.

(f) PRIOR ACTIONS AND KNOWLEDGE. I represent and warrant that from the time of my first contact with the Company I held in strict confidence all Confidential Information and have not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential information, except to the extent otherwise permitted in this Agreement.

(g) THIRD-PARTY INFORMATION. I acknowledge that the Company has received and in the future will receive from third parties their confidential information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I will at all times hold all such confidential information in the strictest confidence and not to disclose or use it, except as necessary to perform my obligations hereunder and as is consistent with the Company's agreement with such third parties.

(h) THIRD PARTIES. I represent that my relationship with the Company does not and will not breach any agreements with or duties to a former employer or any other third party. I will not disclose to the Company or use on its behalf any confidential information belonging to others and I will not bring onto the premises of the Company any confidential information belonging to any such party unless consented to in writing by such party.

(i) Consultant will be free to take any written proposal which the Consultant has presented to the Company that the Company has rejected or otherwise not acted upon for a period of 6 months after date of receipt, so long as this proposal does not contain information that would be defined as Confidential to the Company prior to the delivery of the proposal. "Acted" in this section only shall mean, "requested service related to the proposal, and paid for such service."

3.   PROPRIETARY RIGHTS, INVENTIONS AND NEW IDEAS.

(a) DEFINITION. The term "Subject Ideas or Inventions" includes any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works products, marketing and business ideas, and all improvements, know-how, data, rights, and claims related


                        NSC CONSULTING AGREEMENT: Page 10
to the foregoing that, whether or not patentable, which are conceived, developed or created which; (1) relate directly to the Company's program of research or development as defined in Exhibit A; (2) result from any work performed by me for the Company; (3) involve the use of the Company's equipment, supplies, facilities or trade secrets; (4) result from or are suggested by any work done by the Company or at the Company's request, or any projects specifically assigned to me; or (5) result from my access to any of the Company's memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formulae, specifications, inventions, processes, equipment or other materials (collectively, "Company Materials").

(b) COMPANY OWNERSHIP. All right, title and interest in and to all Subject Ideas and Inventions, including but not limited to all registrable and patent rights which may subsist therein, shall be held and owned solely by the Company, and where applicable, all Subject Ideas and Inventions shall be considered works made for hire. I shall mark all Subject Ideas and Inventions with the Company's copyright or other proprietary notice as directed by the Company and shall take all actions deemed necessary by the Company to protect the Company's rights therein. In the event that the Subject Ideas and Inventions shall be deemed not to constitute works made for hire, or in the event that I should otherwise, by operation of law, be deemed to retain any rights (whether moral rights or otherwise) to any Subject Ideas and Inventions, I agree to assign to the Company, without further consideration, my entire right, title and interest in and to each and every such Subject Idea and Invention.

(c) DISCLOSURE. I agree to disclose promptly to the Company full details of any and all Subject Ideas and Inventions.

(d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Subject Ideas and Inventions and their development made by me (solely or jointly with others) during the term of my relationship with the Company. These records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. These records will be available to and remain the sole property of the Company at all times.

(e) DETERMINATION OF SUBJECT IDEAS AND INVENTIONS. I further agree that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, patent, copyright, product, and all improvements, know-how, rights, and claims related to the foregoing ("Intellectual Property"), that I do not believe to be a Subject Idea or Invention, but that is conceived, developed, or reduced to practice by the Company (alone by me or with others) during my relationship with the Company and for one (1) year thereafter, shall be disclosed promptly by me to the Company. The Company shall examine such information to determine if in fact the Intellectual Property is a Subject Idea or Invention subject to this Agreement.

(f) ACCESS. Because of the difficulty of establishing when any Subject Ideas or Inventions are first conceived by me, or whether it results from my access to Confidential Information or Company Materials, I agree that any Subject Idea and Invention shall, among other circumstances, be deemed to have resulted from my access to Company Materials if: (1) it grew out of or resulted from my work with the Company or is related to the business of the Company as defined in Exhibit A, and (2) it is made, used, sold, exploited or reduced to practice, or an application for patent, trademark, copyright or other proprietary protection is filed thereon, by me or with my significant aid, within one year after termination of my relationship with the Company.

(g) ASSISTANCE. I further agree to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights or registrations on said Subject Ideas and Inventions in any and all countries, and to that end will execute all documents necessary:

(1) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(2) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection; and


                        NSC CONSULTING AGREEMENT: Page 11

(3) to cooperate with the Company (but at the Company's expense) in any enforcement or infringement proceeding on such letters patent, copyright or other analogous protection.

(h) AUTHORIZATION TO COMPANY. In the event the Company is unable, after reasonable effort, to secure my signature on any patent, copyright or other analogous protection relating to a Subject Idea and Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application, applications or other documents and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of letters patent, copyright or other analogous rights or protections thereon with the same legal force and effect as if executed by me. My obligation to assist the Company in obtaining and enforcing patents and copyrights for Subject Ideas and Inventions in any and all countries shall continue beyond the termination of my relationship with the Company, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

(i) ACKNOWLEDGEMENT. I acknowledge that there are no currently existing ideas, processes, inventions, discoveries, marketing or business ideas or improvements for the subject area of this Agreement as defined in Exhibit A which I desire to exclude from the operation of this Agreement. To the best of my knowledge, there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between me and any other person (including any business or governmental entity).

(j) NO USE OF NAME. I shall not at any time use the Company's name or any the Company trademark(s) or trade name(s) in any advertising or publicity without the prior written consent of the Company.

4.   COMPETITIVE ACTIVITY.

(a) ACKNOWLEDGMENT. I acknowledge that the pursuit of the activities forbidden by Section 4(b) below would necessarily involve the use, disclosure or misappropriation of Confidential Information.

(b) PROHIBITED ACTIVITY. To prevent the above-described disclosure, misappropriation and breach, I agree that during my relationship and for a period of one (1) year thereafter, without the Company's express written consent, I shall not, directly or indirectly, (i) employ, solicit for employment, or recommend for employment any person employed by the Company (or any Affiliate); and (ii) engage in any present or contemplated business activity that is or may be competitive with the Company (or any Affiliate) in any state where the Company conducts its business, unless I can prove that any action taken in contravention of this subsection (ii) was done without the use in any way of Confidential Information.

5. REPRESENTATIONS AND WARRANTIES. I represent and warrant (i) that I have no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with my undertaking a relationship with the Company; (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party; (iii) that I will not use in the performance of my responsibilities for the Company any confidential information or trade secrets of any other person or entity; and (iv) that I have not entered into or will enter into any agreement (whether oral or written) in conflict with this Agreement.

6.   TERMINATION OBLIGATIONS.

(a) Upon the termination of my relationship with the Company or promptly upon the Company's request, I shall surrender to the Company all equipment, tangible Proprietary Information, documents, books, notebooks, records, reports, notes, memoranda, drawings, sketches, models, maps, contracts, lists, computer disks (and other computer-generated files and data), any other data and records of any kind, and copies thereof (collectively, "Company Records"), created on any medium and furnished to, obtained by, or prepared by myself in the course of or incident to my relationship with the Company, that are in my possession or under my control.


                        NSC CONSULTING AGREEMENT: Page 12

(b) My representations, warranties, and obligations contained in this Agreement shall survive the termination of my relationship with the Company.

(c) Following any termination of my relationship with the Company, I will fully cooperate with the Company in all matters relating to my continuing obligations under this Agreement.

(d) I hereby grant consent to notification by the Company to any of my future employers or companies I consult with about my rights and obligations under this Agreement.

(e) Upon termination of my relationship with the Company, I will execute a Certificate acknowledging compliance with this Agreement in the form reasonably requested by the Company.

8. MODIFICATION. No modification of this Agreement shall be valid unless made in writing and signed by both parties.

9. BINDING EFFECT. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and is for the benefit of the Company and its successors and assigns.

10. GOVERNING LAW. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of Arizona (without reference to conflict of law principles).

11. INTEGRATION. This Agreement sets forth the parties' mutual rights and obligations with respect to proprietary information, prohibited competition, and intellectual property. It is intended to be the final, complete, and exclusive statement of the terms of the parties' agreements regarding these subjects. This Agreement supersedes all other prior and contemporaneous agreements and statements on these subjects, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to myself and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control unless changed in writing by the Company.

12. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties hereto with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

13. CONSTRUCTION. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

14. SEVERABILITY. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

15. NONWAIVER. The failure of either the Company or me, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance. Any waiver by the Company or by me must be in writing and signed by either myself, if I am seeking to waive any of my rights under this Agreement, or by an officer of the Company (other than me) or some other person duly authorized by the Company.

16. NOTICES. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if it is in


                        NSC CONSULTING AGREEMENT: Page 13
writing, and if and when it is hand delivered or sent by regular mail, with postage prepaid, to my residence (as noted in the Company's records), or to the Company's principal office, as the case may be.

17. AGREEMENT TO PERFORM NECESSARY ACTS. I agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

18. ASSIGNMENT. This Agreement may not be assigned without the Company's prior written consent.

19. COMPLIANCE WITH LAW. In connection with his services rendered hereunder, Consultant agrees to abide by all federal, state, and local laws, ordinances and regulations.


Agreed to this date, August 1, 2001, in Phoenix, Arizona,


National Scientific Corporation            Dr. El-Badawy El-Sharawy


By:    /s/ Michael A. Grollman             By:    /s/ Dr. El-Badawy El-Sharawy
       ------------------------------             ------------------------------

Name:  Michael A. Grollman                 Name:  Dr. El-Badawy El-Sharawy
       ------------------------------             ------------------------------

Title: CEO                                 Title: Consultant
       ------------------------------             ------------------------------


                        NSC CONSULTING AGREEMENT: Page 14

                                    Exhibit C


 LIST OF COMPANIES THAT THE CONSULTANT HAS NOTIFIED THE COMPANY IN WRITING THAT
    HE PLANS TO PURSUE FOR BUSINESS DISTINCT AND SEPARATE FROM THE COMPANY'S
                                    BUSINESS



Motorola - modeling

Transtec - materials

Protek - measurements & filters

Northup Grumman - ferrite work

AIM Atomic Technologies - nuclear waste management

AIM Aerospace - engines

AIM Super Lattice - materials

Intel - packaging

Conexant - packaging



                        NSC CONSULTING AGREEMENT: Page 15

                      NSC CONSULTING AGREEMENT CHANGE ORDER

This Consulting Agreement Change Order ("Change Order") is entered into as of August 1, 2002, by and between National Scientific Corporation, a Texas Corporation (the "Company"), and Dr. El-Badawy El-Sharawy (the "Consultant"). This Change Order modifies the Agreement between these same parties entitled "NSC Consulting Agreement" dated August 1, 2001.

The parties intend to leave all elements of the previous contract in force, except as follows:

CHANGE AREA #1: MINIMUM HOURS / MONTH REMOVED FROM AGREEMENT

Replace  the  first  two  paragraphs  under  "Compensation"   entitled  "Monthly
Compensation with 1 paragraph shown below, and to strike the section entitled "Minimum Time to be Expended" from that same section "Compensation."

     MONTHLY COMPENSATION

     FOR THE FIRST AREA LISTED ABOVE, THE COMPANY WILL PAY A $125 PER CONTACT HOUR OF APPROVED AND DOCUMENTED WORK. THE COMPANY WILL BE FOR THESE SERVICES USING 50% CASH AND 50% STOCK OPTIONS (AS DEFINED BELOW UNDER "STOCK COMPENSATION"). THE CONSULTANT WILL NOT RECEIVE A MINIMUM RETAINER PER MONTH, AND MUST BE PRE-APPROVED IN WRITING TO WORK HOURS PRIOR TO WORKING ANY HOURS. THE CONSULTANT WILL ONLY BE PAID FOR DOCUMENTED HOURS WORKED, AND ONLY THEN UPON SUBMISSION AND APPROVAL OF HIS TIME REPORT EACH MONTH.

CHANGE AREA #2:  BACKPAY COMPENSATION FOR 2002

The parties are that the Consultant was paid in full as per this Agreement for services rendered through December 2001. The parties also agree that payments from January 20002 to July 2002 were not made in accordance with the original Agreement. In exchange for a full release of obligation from the Consultant for any missing payments under this Agreement from it origin up to and including July 2002, NSC will pay the Consultant 150,000 options in NSC common stock at a strike price of 7 cents each.

Agreed to this date, 8/1/2002, in Scottsdale, Arizona,

National Scientific Corporation            Dr. El-Badawy El-Sharawy


By:    /s/ Michael A. Grollman             By:    /s/ Dr. El-Badawy El-Sharawy
       ------------------------------             ------------------------------

Name:  Michael A. Grollman                 Name:  Dr. El-Badawy El-Sharawy
       ------------------------------             ------------------------------

Title: President                           Title: Consultant
       ------------------------------             ------------------------------


                        NSC CONSULTING AGREEMENT: Page 16

                            NSC CONSULTING AGREEMENT

                            AMENDMENT: July 31, 2003

This is an amendment ("Amendment") to the Consulting Agreement (the "Agreement") entered into as of August 1, 2001, by and between National Scientific Corporation, a Texas Corporation (the "Company") with offices at 14455 N. Hayden Rd Ste 202, Scottsdale, AZ, 85260, and Dr. El-Badawy El-Sharawy (the "Consultant") located at 15832 S. 22nd St., Phoenix, AZ. 85048. The terms of the Agreement, including the change order dated 8/1/2002 previously accepted by the parties, are incorporated into the Amendment by reference.

                                      TERMS

By mutual agreement of the parties today, Section 2 of the original Agreement, Term, is herby modified so that the Agreement will continue in force for an additional period of time. The revised termination date of the Agreement shall now be December 31, 2005.


Agreed to this date, 7/31/2003, in Scottsdale, Arizona,

National Scientific Corporation            Dr. El-Badawy El-Sharawy


By:    /s/ Michael A. Grollman             By:    /s/ Dr. El-Badawy El-Sharawy
       ------------------------------             ------------------------------

Name:  Michael A. Grollman                 Name:  Dr. El-Badawy El-Sharawy
       ------------------------------             ------------------------------

Title: CEO
       ------------------------------


                        NSC CONSULTING AGREEMENT: Page 17